                                                                      EXHIBIT 21

                     SCHEDULE OF SUBSIDIARIES OF REGISTRANT

Name of                                         State of          Percentage of
Organization                                    Incorporation   Voting Interest
------------                                    --------------  ---------------

AAA WIRE PRODUCTS, INC.                         Texas                      100%

BERKSHIRE FURNITURE CO., INC.                   Delaware                   100%

BOIS AISE DE ROBERVAL INC.                      Canada                     100%

BOIS J.L.P. INC.                                Canada                     100%

COLLIER-KEYWORTH, INC.                          North Carolina             100%

CREST-FOAM CORP.                                New Jersey                 100%

CREST-HOOD FOAM COMPANY, INC.                   Delaware                   100%

DRESHER, INC.                                   Delaware                   100%

GOR-DON METAL PRODUCTS &  SERVICES, INC.        Canada                     100%

GRIBETZ INTERNATIONAL, INC.                     Delaware                   100%

GRIBETZ THREADS, INC.                           Florida                    100%

HANES COMPANIES FOUNDATION                      North Carolina             100%

HANES COMPANIES, INC.                           North Carolina             100%

INTERNATIONAL STORAGE SYSTEMS
        CORPORATION                             Florida                    100%

L AND P MEXICO, S.A. DE C.V.                    Mexico                     100%

LEGGETT AND PLATT INTERNATIONAL
        CORPORATION                             Missouri                   100%

LEGGETT & PLATT CANADA LTD.                     Canada                     100%

LEGGETT & PLATT FOREIGN SALES
        CORPORATION                             West Indies                100%

LEGGETT & PLATT INTERNATIONAL
        DEVELOPMENT CO.                         Delaware                   100%

LEGGETT & PLATT INTERNATIONAL SERVICE
        CORPORATION                             Delaware                   100%

LEGGETT & PLATT KOREA, LTD.                     Korea                      100%

LEGGETT & PLATT U.K. LIMITED                    United Kingdom             100%

LEGGETT WIRE COMPANY                            Delaware                   100%


Name of                                         State of          Percentage of
Organization                                    Incorporation   Voting Interest
------------                                    -------------   ---------------

L&P ACQUISITION COMPANY - 7                     Delaware                   100%

L&P ACQUISITION COMPANY - 8                     Delaware                   100%

L&P ACQUISITION COMPANY - 10                    Delaware                   100%

L&P ACQUISITION COMPANY - 12                    Delaware                   100%

L&P ACQUISITION COMPANY - 14                    Delaware                   100%

L&P ACQUISITION COMPANY - 15                    Delaware                   100%

L&P AUTOMOTIVE EUROPE GMBH                      Germany                    100%

L&P INTERNATIONAL HOLDINGS COMPANY              Delaware                   100%

L&P NETHERLANDS HOLDINGS B.V.                   Netherlands                100%

L&P PROPERTY MANAGEMENT COMPANY                 Illinois                   100%

L&P TRANSPORTATION CO.                          Delaware                   100%

L&P WESTERN SPRING CO.                          Delaware                   100%

MASTERBLEND, INC.                               Mississippi                100%

MATREX FURNITURE COMPONENTS, INC.               North Carolina             100%

THE MISSISSIPPI SPRING CO., INC.                Mississippi                100%

MG LOAN COMPANY                                 Delaware                   100%

M&M CO. K.G.                                    Germany                    100%

M&M GMBH                                        Germany                    100%

MULTILASTIC LIMITED                             United Kingdom             100%

NORTHEASTERN COMPONENTS
        (INTERNATIONAL) LTD.                    England                    100%

NORTHFIELD METAL PRODUCTS (1994) LTD            Canada                     100%

NO-SAG SPRING COMPANY, LIMITED                  Canada                     100%

PULLMAFLEX A.B.                                 Sweden                     100%

PULLMAFLEX BENELUX N.V.                         Belgium                    100%

PULLMAFLEX ESPANOLA S.A.                        Spain                      100%

PULLMAFLEX INTERNATIONAL B.V.                   Holland                    100%


Name of                                         State of          Percentage of
Organization                                    Incorporation   Voting Interest
------------                                    -------------   ---------------

PULLMAFLEX INTERNATIONAL LIMITED                England                    100%

PULLMAFLEX JAPAN KK                             Japan                      100%

PULLMAFLEX U.K. LIMITED                         England                    100%

SOUTHEASTERN MANUFACTURING CO., INC.            Florida                    100%

STEINER-LIFF TEXTILE PRODUCTS, CO.              Delaware                   100%

STYLELANDER METAL STAMPING, INC.                Mississippi                100%

TALBOT INDUSTRIES, INC.                         Missouri                   100%

WBSCO, INC.                                     New Mexico                 100%

WEBER PLASTICS CO. LTD.                         Canada                     100%

YOUNG SPRING & WIRE COMPANY                     Delaware                   100%

YOUNGFLEX A.G.                                  Switzerland                100%
